UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 15, 2025
FTAI Aviation Ltd.
(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-37386	98-1420784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

415 West 13th Street, 7th Floor, New York, New York 10014
(Address of Principal Executive Offices) (Zip Code)

(332) 239-7600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:
Title of each class:	Trading Symbol:	Name of each exchange on which registered:
Ordinary shares, $0.01 par value per share	FTAI	The Nasdaq Global Select Market
8.25% Fixed Rate Reset Series C Cumulative Perpetual Redeemable Preferred Shares	FTAIN	The Nasdaq Global Select Market
9.50% Fixed Rate Reset Series D Cumulative Perpetual Redeemable Preferred Shares	FTAIM	The Nasdaq Global Select Market

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2025, the Board of Directors (the “Board”) of FTAI Aviation Ltd. (“FTAI” or the “Company”) appointed David Moreno as the Company’s principal operating officer and elected Mr. Moreno as an “officer” for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Mr. Moreno, 35, has served as the Company’s Chief Operating Officer since January 2021. From 2013 to 2021, Mr. Moreno held various roles within Fortress Investment Group in the Private Equity Group focused on aviation investments. Mr. Moreno holds a B.A. in Business Administration and an M.S. in Accounting from Babson College.

There are no arrangements or understandings between Mr. Moreno and any other person pursuant to which he was appointed as an officer of the Company. The Company is not aware of any transactions in which Mr. Moreno has a direct or indirect interest that would require disclosure under Item 404(a) of Regulation S-K. In addition, Mr. Moreno does not have any family relationship with any director or executive officer of the Company.

Item 8.01	Other Events.

On April 15, 2025, the Board elected each of Stacy Kuperus and BoHee Yoon as an “officer” for purposes of Section 16 of the Exchange Act.

Ms. Kuperus, 39, has served as the Company’s Chief Portfolio Officer since March 2021. She is responsible for the execution of business operations across the various portfolio of assets owned by the Company. Ms. Kuperus joined Fortress Investment Group in 2014 and has held various roles within the aviation platform leading and developing the operational and organizational structure to support the growth of FTAI Aviation’s portfolio. Ms. Kuperus holds a B.S. in Accounting from Nyack College.

Ms. Yoon, 46, has served as the Company’s General Counsel since February 2025 and as Secretary since May 2024. Ms. Yoon joined Fortress Investment Group in 2014, where she was most recently a Managing Director and Counsel in the Private Equity Group, and served as Secretary of FTAI Infrastructure Inc. (Nasdaq: FIP), Rithm Capital Corp. (NYSE: RITM), and Drive Shack Inc. (formerly NYSE: DS). Ms. Yoon began her career at Debevoise & Plimpton LLP in New York. Ms. Yoon is a member of the Fordham Law Alumni Association Board of Directors and Dean’s Advisory Group, was a member of Swarthmore College’s Board of Managers until 2023 and continues to serve as a member of its Nominating and Governance and Social Responsibility Committees. Ms. Yoon holds a B.A. in Political Science from Swarthmore College, an M.A. in International Affairs from The New School, and a J.D. from Fordham Law School.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTAI Aviation Ltd.

By:	/s/ Eun (Angela) Nam
Name:	Eun (Angela) Nam
Title:	Chief Financial Officer and Chief Accounting Officer

Date: April 16, 2025